POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Scott Hover-Smoot, Audrey Wong, Catia
Hagopian and Steve Madrigal, and each of them, as the undersigneds true and lawful attorney-in-fact (the Attorney-in-Fact), with full power of substitution and resubstitution, with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:

	1.	prepare, execute and file with the Securities and Exchange
Commission, any national securities exchange or securities quotation system and Xilinx Inc.,(the Company) any and all reports (including any amendment thereto) of the undersigned required or considered advisable under
Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) and the rules and regulations thereunder, with respect to the equity securities of the Company, including Form ID and Forms 3, 4 and 5; and

	2.	obtain, as the undersigned's representative and on the
undersigneds behalf, information regarding transactions in the Companys equity securities from any third party, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

	The undersigned acknowledges that:

	1.	this Limited Power of Attorney authorizes, but does not
require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

	2.	any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

	3.	neither the Company nor the Attorney-in-Fact assumes any
liability for the undersigneds responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section16(b) of the Exchange Act; and

	4.	this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.

	The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

	This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigneds transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

	This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of California without regard to conflict-of-law principles.

	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of March 5, 2018.



Signature: -s- Mark Wadlington
            Mark Wadlingtonhe laws of the State of California without regard to conflict-of-law principles.

	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of March 5, 20